Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-232886 and 333-263546), Form S-4 (Nos. 333-252517 and 333-263547) and Form S-8 (Nos. 33-10546, 33-41774, 33-44208, 333136692, 333-140897, 333-144403, 333-153573, 333-158335, 333-161779, 333-161780, 333-168824, 333173831, 333-183325, 333-187725, 333-192600, 333-202349, 333-206720, 333-209962, 333-224665, 333-224666, and 333-255677) of Huntington Bancshares Incorporated of our report dated February 17, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
February 17, 2023